                                                                   Exhibit 10.9



                              EMPLOYMENT AGREEMENT

                                     BETWEEN

                       INTERNATIONAL TOTAL SERVICES, INC.

                                       AND

                                 JAMES O. SINGER

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT is entered into as of the day of        ,
1997        , between International Total Services, Inc., an Ohio corporation
(the "Company"), and James O. Singer (the "Executive").

                               W I T N E S S E T H:

         WHEREAS, the Company desires to employ the Executive, and the Executive desires to be employed by the Company, on the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

         1.       Employment.

                  (a) The Company hereby employs the Executive as its President and Chief Operating Officer, and the Executive hereby accepts such employment, on the terms and subject to the conditions hereinafter set forth.

                  (b) During the term of this Employment Agreement and any renewal hereof (all references herein to the term of this Employment Agreement shall include references to the period of renewal hereof, if any), the Executive shall be and have the title of President and Chief Operating Officer and shall devote such business time and all reasonable efforts to his employment as the Executive deems appropriate and perform diligently such duties as are customarily performed by Presidents and Chief Operating Officers of publicly-held companies of comparable size in the same or related industries, together with such other duties as may be reasonably requested from time to time by the Board of Directors of the Company (the "Board"), which duties shall be consistent with his positions as set forth above and as provided in Paragraph 2. The Executive's duties will include supervision of the day-to-day operations of the Company.

         2.       Term and Positions.

                  (a) Subject to the provisions for renewal and termination hereinafter provided, the term of this Employment Agreement shall begin on the date hereof and shall continue until December 31, 1999. Such term automatically shall be extended for one (1) additional calendar year, unless: (i) this Employment Agreement is terminated as provided in Paragraph 4(a)(i) or 4(a)(ii) or (ii) either the Company or the Executive shall give written notice of nonextension of this Employment Agreement on or before June 30, 1999.

                  (b) The Executive shall be entitled to serve as the President and Chief Operating Officer of the Company. Without limiting the generality of any of the foregoing, except as hereafter expressly agreed in writing by the
Executive: (i) the Executive shall be required to report only to the Chief Executive Officer and the Board as an entire body, and (ii) no other individual shall be elected or appointed as President or Chief Operating Officer of the Company. For service as an officer and employee of the Company, the Executive shall be entitled to the full protection of applicable indemnification provisions of the articles of incorporation and code of regulations of the Company, as the same may be amended from time to time.

                  (c) If:

                           (i) the Company materially changes the Executive's duties and responsibilities as set forth in Paragraph 1(b) or 2(b) without his consent (including, without limitation, by violating any of the provisions of clause (i) or (ii) of Paragraph 2 (b));

                           (ii) the Executive's place of employment or the principal executive offices of the Company are moved to a location more than fifty (50) miles from the geographical center of Cleveland, Ohio;

                           (iii) there occurs a material breach by the Company of any of its obligations under this Employment Agreement (other than those specified in this Section 2(c)), which breach has not been cured in all material respects within ten (10) days after the Executive gives notice thereof to the Company; or

                           (iv) there occurs a "change in control" (as hereinafter defined) of the Company,

then the Executive shall have the right to terminate his employment with the Company, but such termination shall not be considered a voluntary resignation or termination of such employment or of this Employment Agreement by the Executive but rather a discharge of the Executive by the Company without "cause" (as defined in Paragraph 4(a)(ii)).

                  (d) The Executive shall be considered not to have consented to any written proposal calling for a material change in his duties and responsibilities unless he shall give written notice of his consent thereto to the Board within fifteen (15) days after receipt of such written proposal. If the Executive shall not have given such consent, the Company shall have the opportunity to withdraw such proposed material change by written notice to the Executive given within ten (10) days after the end of said fifteen (15) day period.

                  (e) The term "change in control" means the first to occur of the following events:

                           (i) any person or group of commonly controlled persons, other than Robert A. Weitzel or any such group of which Robert
         A. Weitzel is a member, owns or controls, directly or indirectly, fifty percent (50%) or more of the voting control or value of the equity interests in the Company following consummation of the initial public offering of the Company's Common Shares, without par value (the "IPO"); or

                           (ii) any person or group of commonly controlled persons who own less than five percent (5%) of the voting control or value of the equity interests in the Company during the first 30 days following the consummation of the IPO acquire ownership or control, directly or indirectly, of more than twenty percent (20%) of the voting control or value of the equity interests in the Company; or

                           (iii) the shareholders of the Company approve an agreement to merge or consolidate with another corporation or other entity resulting (whether separately or in connection with a series of transactions) in a change in ownership of twenty percent (20%) or more of the voting control or value of the equity interests in the Company, or an agreement to sell or otherwise dispose of all or substantially all of the Company's assets (including, without limitation, a plan of liquidation or dissolution), or otherwise approve of a fundamental alteration in the nature of the Company's business.

         3.       Compensation.

                  During the term of this Employment Agreement the Company shall pay or provide, as the case may be, to the Executive the compensation and other benefits and rights set forth in this Paragraph 3.

                  (a) The Company shall pay to the Executive a base salary payable in accordance with the Company's usual pay practices (and in any event no less frequently than monthly) at the rate of One Hundred and Fifty Thousand Dollars ($150,000) per annum, to be increased (but not decreased) from time to time (based upon the performance of the Company and the Executive) as determined by the Board in its sole discretion.

                  (b) The Company shall pay to the Executive bonus compensation for each calendar year of the Company, not later than sixty (60) days following the end of such calendar year or the termination of his employment, as the case may be, prorated on a per diem basis for partial calendar years, and determined and calculated in a manner set forth on Exhibit A attached hereto.

                  (c) The Company shall provide to the Executive and his family all the medical, dental, and all other group insurance benefits which the Company provides generally to employees of the Company during active employment. In the event of disability or death of the Executive, these benefits shall be continued by the Company for life for the Executive and his spouse.

                  (d) The Executive shall have the right to participate in all retirement and other benefit plans of the Company generally available from time to time to employees of the Company and for which the Executive qualifies under their terms (and nothing in this Agreement shall or shall be considered to in any way affect the Executive's rights and benefits thereunder except as expressly provided herein).

                  (e) The Executive shall be entitled to such periods of vacation and sick leave allowance each year as are determined by the Executive in his reasonable and good faith discretion, which in any event shall be not less than as provided generally under the Company's vacation and sick leave policy for executive officers.

                  (f) The Executive shall be entitled to participate in any option or other employee benefit compensation plan that is generally available to senior executive officers, as distinguished from general management, of the Company. The Executive's participation in and benefits under any such plan shall be on the terms and subject to the conditions specified in the governing document of that plan.

                  (g) The Company shall reimburse the Executive or provide him with an expense allowance during the term of this Employment Agreement for travel, entertainment and other expenses reasonably and necessarily incurred by the Executive in connection with the Company's business. The Executive shall furnish such documentation with respect to reimbursement to be paid hereunder as the Company shall reasonably request.

         4.       Termination.

                  (a) The employment of the Executive under this Employment Agreement, and the term hereof, may be terminated by the Company:

                           (i) on the death or permanent disability (as defined below) of the Executive;

                           (ii) for cause at any time by action of the Board. For purposes hereof, the term "cause" shall mean:

                                    (A) The Executive's fraud, commission of a
                  felony or of an act or series of acts which result in material injury to the business or reputation of the Company, commission of an act or series of repeated acts of dishonesty which are materially inimical to the best interests of the Company, or the Executive's willful and repeated failure to perform his duties under this Employment Agreement, which failure has not been cured within fifteen (15) days after the Company gives notice thereof to the Executive; or

                                    (B) The Executive's material breach of any
                  other material provision of this Employment Agreement, which breach has not been cured in all substantial respects within ten (10) days after the Company gives notice thereof to the Executive; or

                           (iii) other than for cause at any time by action of the Board, subject to the operation of Paragraph 4(d).

         The exercise by the Company of its rights of termination under this Paragraph 4 shall be the Company's sole remedy in the event of the occurrence of the event as a result of which such right to terminate arises. Upon any termination of this Employment Agreement, the Executive shall be deemed to have resigned from all offices and directorships held by the Executive in the Company.

                  (b) For purposes of this Employment Agreement, the Executive's "permanent disability" shall be deemed to have occurred after one hundred twenty
(120) days in the aggregate during any consecutive twelve (12) month period, or after ninety (90) consecutive days, during which one hundred twenty (120) or ninety (90) days, as the case may be, the Executive, by reason of his physical or mental disability or illness, shall have been unable to discharge his duties under this Employment Agreement. The date of permanent disability shall be such one hundred twentieth (120th) or ninetieth (90th) day, as the case may be. In the event either the Company or the Executive, after receipt of notice of the Executive's permanent disability from the other, dispute that the Executive's permanent disability shall have occurred, the Executive shall promptly submit to a physical examination by the chief of medicine of any major accredited hospital in the Cleveland, Ohio, area and, unless such physician shall issue his written statement to the effect that in his opinion, based on his diagnosis, the Executive is capable of resuming his employment and devoting his full time and energy to discharging his duties within thirty (30) days after the date of such statement, such permanent disability shall be deemed to have occurred.

                  (c) In the event of a termination claimed by the Company to be for "cause" pursuant to Paragraph 4(a)(ii), the Executive shall have the right to have the justification for said termination determined by arbitration in Cleveland, Ohio. In order to exercise such right, the Executive shall serve on the Company within thirty (30) days after termination a written request for arbitration. The Company immediately shall request the appointment of an arbitrator by the American Arbitration Association and thereafter the question of "cause" shall be determined under the rules of the American Arbitration Association, and the decision of the arbitrator shall be final and binding on both parties. The parties shall use all reasonable efforts to facilitate and expedite the arbitration and shall act to cause the arbitration to be completed as promptly as possible. During the pendency of the arbitration, the Executive shall continue to receive all compensation and benefits to which he is entitled hereunder, and if at any time during the pendency of such arbitration the Company fails to pay and provide all compensation and benefits to the Executive in a timely manner, the Company shall be deemed to have automatically waived whatever rights it then may have had to terminate the Executive's employment for cause. Expenses of the arbitration shall be borne equally by the parties.

                  (d) In the event of termination for any of the reasons set forth in Paragraph 2(a) or subparagraph (a)(i) or (a)(ii) of this Paragraph 4, except as otherwise provided in Paragraph 3(c), the Executive shall be entitled to no further compensation or other benefits under this Employment Agreement, except as to that portion of any unpaid salary and other benefits accrued and earned by him hereunder up to and including the effective date of such termination. If the Company terminates the Executive's employment other than pursuant to Paragraph 2(a) or subparagraph 4(a)(i) or 4(a)(ii) or the Executive terminates his employment pursuant to subparagraph 2(c), all of the compensation and benefits payable to the Executive pursuant to this Employment Agreement shall be paid to the Executive for the remainder of the term of this Employment Agreement (as that term is defined in subparagraph 2(a)).

         5.       Covenants and Confidential Information.

                  (a) The Executive acknowledges the Company's reliance and expectation of the Executive's continued commitment to performance of his duties and responsibilities during the term of this Employment Agreement. In light of such reliance and expectation on the part of the Company, during the term of this Employment Agreement and for a period of two (2) years thereafter (and, as to clause (ii) of this subparagraph (a), at any time during and after the term of this Employment Agreement), the Executive shall not, directly or indirectly, do or suffer either of the following:

                           (i) Own, manage, control or participate in the ownership, management, or control of, or be employed or engaged by or otherwise affiliated or associated as a consultant, independent contractor or otherwise with, any other corporation, partnership, proprietorship, limited liability company, firm, association or other business entity engaged in the business of, or otherwise engage in the business of, aviation services or commercial security; except that the Executive may own not more than one percent (1%) of any class of publicly traded securities of any entity, and own interests in the Company subject only to any restriction imposed by any agreement or instrument other than this Agreement; or

                           (ii) Disclose, divulge, discuss, copy or otherwise use or suffer to be used in any manner, in competition with, or contrary to the interests of, the Company, any confidential information relating to the Company's operations, properties or otherwise to its particular business or other trade secrets of the Company, it being acknowledged by the Executive that all such information regarding the business of the Company compiled or obtained by, or furnished to, the Executive while the Executive shall have been employed by or associated with the Company is confidential information and the Company's exclusive property; provided, however, that the foregoing restrictions shall not apply to the extent that such information: (A) is clearly obtainable in the public domain, (B) becomes obtainable in the public domain, except by reason of the breach by the Executive of the terms hereof, (C) was not acquired by the Executive in connection with his employment or affiliation with the Company, (D) was not acquired by the Executive from the Company or its representatives, or (E) is required to be disclosed by rule of law or by order of a court or governmental body or agency.

                  (b) The Executive agrees and understands that the remedy at law for any breach by him of this Paragraph 5 will be inadequate and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that, upon adequate proof of the Executive's violation of any legally enforceable provision of this Paragraph 5, the Company shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach. Nothing in this Paragraph 5 shall be deemed to limit the Company's remedies at law or in equity for any breach by the Executive of any of the provisions of this Paragraph 5 which may be pursued or availed of by the Company.

                  (c) The Executive has carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred upon the Company under this Paragraph 5, and hereby acknowledges and agrees that the same are reasonable in time and territory, are designed to eliminate competition which otherwise would be unfair to the Company, do not stifle the inherent skill and experience of the Executive, would not operate as a bar to the Executive's sole means of support, are fully required to protect the legitimate interests of the Company and do not confer a benefit upon the Company disproportionate to the detriment to the Executive.

         6. Tax Adjustment Payments. If all or any portion of the amounts payable to the Executive under this Employment Agreement (together with all other payments of cash or property, whether pursuant to this Employment Agreement or otherwise, including, without limitation, the issuance of common shares of the Company, or the granting, exercise or termination of options therefor) constitutes "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") that are subject to the excise tax imposed by Section 4999 of the Code (or any similar tax or assessment), the amounts payable hereunder shall be increased to the extent necessary to place the Executive in the same after-tax position as he would have been in had no such tax assessment been imposed on any such payment paid or payable to the Executive under this Employment Agreement or any other payment that the Executive may receive in connection therewith. The determination of the amount of any such tax or assessment and the incremental payment required hereby in connection therewith shall be made by the accounting firm employed by the Executive within thirty (30) calendar days after such payment and said incremental payment shall be made within five (5) calendar days after determination has been made. If, after the date upon which the payment required by this Paragraph 6 has been made, it is determined (pursuant to final regulations or published rulings of the Internal Revenue Service, final judgment of a court of competent jurisdiction, Internal Revenue Service audit assessment, or otherwise) that the amount of excise or other similar taxes or assessments payable by the Executive is greater than the amount initially so determined, then the Company shall pay the Executive an amount equal to the sum of: (i) such additional excise or other taxes, PLUS (ii) any interest, fines and penalties resulting from such underpayment, PLUS (iii) an amount necessary to reimburse the Executive for any income, excise or other tax assessment payable by the Executive with respect to the amounts specified in (i) and (ii) above, and the reimbursement provided by this clause (iii), in the manner described above in this Paragraph 6. Payment thereof shall be made within five (5) calendar days after the date upon which such subsequent determination is made.

         7.       Representations and Warranties of the Company.

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, and has all requisite corporate power and authority to enter into, execute and deliver this Employment Agreement, fulfill its obligations hereunder and consummate the transactions contemplated hereby.

                  (b) The execution and delivery of, performance of obligations under, and consummation of the transactions contemplated by, this Employment Agreement have been duly authorized and approved by all requisite corporate action by or in respect of the Company, and this Employment Agreement constitutes the legally valid and binding obligation of the Company, enforceable by the Executive in accordance with its terms.

                  (c) No provision of the Company's governing documents or any agreement to which it is a party or by which it is bound or of any material law or regulation of the kind usually applicable to and binding upon the Company prohibits or limits its ability to enter into, execute and deliver this Employment Agreement, fulfill its obligations hereunder and consummate the transactions contemplated hereby.

         8.       Miscellaneous.

                  (a) The Executive represents and warrants that he is not a party to any agreement, contract or understanding, whether employment or otherwise, which would restrict or prohibit him from undertaking or performing employment in accordance with the terms and conditions of this Employment Agreement.

                  (b) The provisions of this Employment Agreement are severable and if any provision may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions and any partially unenforceable provision, to the extent enforceable in any jurisdiction, nevertheless shall be binding and enforceable.

                  (c) The rights and obligations of the Company under this Employment Agreement shall inure to the benefit of, and shall be binding on, the Company and its successors and assigns, and the rights and obligations (other than obligations to perform services) of the Executive under this Employment Agreement shall inure to the benefit of, and shall be binding upon, the Executive and his heirs, personal representatives and assigns.

                  (d) Any controversy or claim arising out of or relating to this Employment Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association then pertaining in the City of Cleveland, Ohio, and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. The arbitrator or arbitrators shall be deemed to possess the powers to issue mandatory orders and restraining orders in connection with such arbitration; provided, however, that nothing in this Paragraph 8(d) shall be construed so as to deny the Company the right and power to seek and obtain any remedy available in a court for any breach or threatened breach by the Executive of any of his covenants contained in Paragraph 5 hereof.

                  (e) Any notice to be given under this Employment Agreement shall be personally delivered in writing or shall have been deemed duly given when received after it is posted in the United States mail, postage prepaid, registered or certified, return receipt requested, and if mailed to the Company, shall be addressed to its principal place of business, attention: General Counsel, and if mailed to the Executive, shall be addressed to him at his home address last known on the records of the Company, or at such other address or addresses as either the Company or the Executive, as addressee, may hereafter designate in writing to the other.

                  (f) The failure of either party to enforce any provision of this Employment Agreement shall not in any way be construed as a waiver of any such provision as to any future violation thereof, or prevent that party thereafter from enforcing each and every other provision of this Employment Agreement. The rights granted the parties herein are cumulative and the waiver of any single remedy shall not constitute a waiver of such party's right to assert all other remedies available to it under the circumstances.

                  (g) This Employment Agreement supersedes all prior agreements and understandings between the parties and may not be modified or terminated orally. No modification, termination or attempted waiver shall be valid unless in writing and signed by the party against whom the same is sought to be enforced.

                  (h) This Employment Agreement shall be governed by and construed according to the laws of the State of Ohio.

                  (i) Where necessary or appropriate to the meaning hereof, the singular and plural shall be deemed to include each other, and the masculine, feminine and neuter shall be deemed to include each other.

                                      INTERNATIONAL TOTAL SERVICES, INC.

                                      By:_________________________
                                      Title:______________________

                                      And By:_____________________
                                      Title:______________________

                                      ____________________________
                                      JAMES O. SINGER


EXHIBIT A [TO EX 10.9]

4/97.                                ITS
----                                 ---
                 SALES GROWTH & OPERATING INCOME BONUS PROGRAM
                 ---------------------------------------------
                                  JIM SINGER
                                  ----------
                                                         TARGET
         3/31/97                                        YEAR-END                %
       ANNUALIZED                     INCREASE          3/31/98              GROWTH
    -----------------------------------------------------------------------------------

       $163,931                       $24,590           $188,520              15%
    ===================================================================================
INCL. INTEX $33,264 AND MINIMUM WAGE $8,000 STARTING 9/1/97.
-------------------------------------------------------------
WILL NOT INCLUDE ANY ACQUISITIONS NOT BROUGHT ON BY JIM.
-------------------------------------------------------------
                                                                             TOTAL                            BONUS
                                                                            REVENUE                       @ (.0020334) *
                                                       CUMULATIVE         NEEDED FOR                      INCREMENTAL
QUARTER             PERIODS           INCREMENT          GROWTH              BONUS                           GROWTH
-------             -------         ------------     ----------------------------------                -----------------
1ST                   6               $ 1,892                               $ 42,874                        $  3,846

2ND                  21               $ 4,729           $ 6,620             $ 88,586                        $  9,615

3RD                  45               $ 7,566           $14,186             $137,134                        $ 15,385

4TH                  78               $10,403           $24,590             $188,520                        $ 21,154
                                    -----------                                                        -----------------
                 TOTALS               $24,590
                                    ===========

TOTAL BONUS AVAILABLE - SALES GROWTH ABOVE                                                                  $ 50,000

TOTAL BONUS AVAILABLE - OPERATING INCOME                                                                    $ 50,000
                                                                                                       -----------------
         ($12,500 PAID QUARTERLY FOR MAKING THE 3/31/98 BUDGETED OPERATING INCOME $).

TOTAL BONUSES AVAILABLE                                                                                     $100,000

BASE SALARY                                                                                                 $150,000
                                                                                                       -----------------

TOTAL                                                                                                       $250,000
                                                                                                       =================

